Exhibit 99.3

SEALED AIR FILES FORM 8-K/A DETAILING PRELIMINARY PRO FORMA

IMPACT OF DIVERSEY ACQUISITION

ELMWOOD PARK, N.J., Monday, December 19, 2011—Sealed Air Corporation (NYSE: SEE) today filed a Current Report on Form 8-K/A (the “8-K/A”, “filing”) with the U.S. Securities and Exchange Commission (SEC) which provides the pro forma combined financial statements for Sealed Air and Diversey for 2010 and the first nine months of 2011. We encourage you to review the detailed information provided in the Form 8-K/A, which is available on the SEC’s website at www.sec.gov and on our investor relations website at http://ir.sealedair.com.

This press release contains unaudited pro forma information and additional Non-U.S. GAAP information, which is provided for informational and illustrative purposes and is preliminary based on currently available information, which we believe is reasonable, but may be subject to change and differ materially from these statements. This pro forma information does not purport to project the future consolidated financial condition or results of operations for the combined company.

Financial Statements and Exhibits of Note

The following pro forma net earnings per share (EPS) and pro forma Adjusted EPS discussion references a revised pro forma Adjusted EPS calculation which excludes the combined company’s amortization of intangibles, non-cash interest expense, non-cash taxes and special items. We believe this revised Adjusted EPS definition helps management and investors better understand and evaluate the operating results and trends of the business. We believe that this metric, combined with other U.S. GAAP and non-U.S. GAAP metrics such as EBITDA, Adjusted EBITDA and Free Cash Flow will also aid in the comparison of our operating results with peers. For reporting consistency, we have elected to use our current free cash flow metric to convey cash financial results.

Earnings Per Share (EPS) and Adjusted Earnings Per Share (Adjusted EPS)

Our preliminary pro forma 2010 financial information includes an EPS of $0.59, or an Adjusted EPS of $1.77 per common share. The pro forma 2010 Adjusted EPS excludes $1.18 per common share relating to the amortization of intangible assets, non-cash interest expense, non-cash taxes and special items such as restructuring. (Please refer to the schedules included in this release for our reconciliation of U.S. GAAP to non-U.S. GAAP financial metrics.)

The pro forma financial statements also present EPS of $0.60 for the first nine months of 2011, or an Adjusted EPS of $1.25 per common share, which excludes approximately $0.65 per common share relating to similar items noted above.

The pro forma EPS results in both periods include the interest expense associated with the incremental debt incurred to finance the acquisition. The EPS impact of the new financings for the acquisition is estimated to have had a $1.12 per share impact for pro forma 2010 and a $0.84 per share impact for pro forma first nine months of 2011. Management is focused on realizing growth in EPS results and shareholder value by achieving growth plans, synergy targets, accelerated debt reduction and lower effective tax rates.

Net Earnings and Adjusted EBITDA

The preliminary pro forma 2010 financial statements present net earnings of $123 million. The preliminary pro forma 2010 Adjusted EBITDA would be $1,122 million or 14.8% of net sales, as compared to our initial Adjusted EBITDA estimate of $1,185 million or 15.6% of net sales provided June 8, 2011, primarily reflecting the harmonization to Sealed Air accounting policies. (Pro forma Adjusted EBITDA figures exclude synergies.) The variance of approximately $65 million is primarily due to a $36 million reclassification of Diversey customer equipment depreciation to align with Sealed Air accounting policies, $17 million of expense in SG&A relating to the issuance of cash-settled stock appreciation rights (“SARs”) for select Diversey employees in connection with the acquisition, and approximately $10 million of net adjustments to Diversey’s Credit Agreement EBITDA calculation (as defined in their public filings), which we would consider normal operating expenses and not applicable in the pro forma calculation of Adjusted EBITDA. The previous estimate for pro forma Adjusted EBITDA was based upon Diversey’s calculation of Credit Agreement EBITDA, which was utilized as a covenant measure, and Sealed Air’s Adjusted EBITDA metric, which is used as an operational performance measure.

The preliminary pro forma net earnings for the first nine months of 2011 is $126 million. Pro forma Adjusted EBITDA for the first nine months of 2011 is $820 million or 13.5% of net sales. (Please refer to the schedules included in this release for our reconciliation of U.S. GAAP to non-U.S. GAAP financial metrics.)

Depreciation and Amortization (D&A) and Purchase Accounting Adjustments

The preliminary pro forma financial statements present 2010 D&A of $339 million, which includes purchase accounting adjustments associated with the amortization of acquired intangible assets of $134 million, or $0.55 per share. The pro forma first nine months of 2011 D&A is reported as $246 million, which includes purchase accounting adjustments associated with the amortization of acquired intangible assets of $100 million, or $0.41 per share. Our preliminary 2012 estimate for D&A is $365 to $375 million.

Marketing Administrative and Development Expenses (SG&A)

The preliminary pro forma financial statements present expenses in SG&A relating to cash-settled stock appreciation rights (“SARs”) issued to select Diversey employees in connection with the acquisition of $17 million for 2010 and $11 million for the first nine months of 2011. Since the SARs replacement awards are settled in cash, future SARs related expense may fluctuate primarily on changes in the assumptions used to value the SAR’s which include our stock price, risk-free interest rates, participants’ forfeiture rates and dividend yields. As a result, the SARs may have an unfavorable impact on our Adjusted EBITDA, EPS and Adjusted EPS results.

Tax Rates

The filing presents pro forma effective income tax rates, which we believe are not indicative of future rates. Additionally, we have provided our preliminary 2012 core tax rate estimate of 30%, which excludes the tax impact of special items such as restructuring and integration costs. At this time, we are not able to estimate our 2012 effective income tax rate including such items. We expect to achieve lower effective income tax rates over time due to U.S. debt reduction, planning, and the benefits of the European principal company structure (as described in Diversey’s public filings), which we expect to launch in May 2012.

Business

Sealed Air is the new global leader in food safety and security, facility hygiene and product protection. With widely recognized and inventive brands such as Bubble Wrap® brand cushioning, Cryovac® brand food packaging solutions and Diversey® brand cleaning and hygiene solutions, Sealed Air offers efficient and sustainable solutions that create business value for customers, enhance the quality of life for consumers and provide a cleaner and healthier environment for future generations. On a pro forma basis, Sealed Air generated revenue of $7.6 billion in 2010 and has approximately 26,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com.

Forward-Looking Statements

This press release and supplement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. Examples of these forward-looking statements include preliminary 2012 financial performance projections for our core tax rate and depreciation and amortization, as well as our expectation of a cash tax benefit. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. A variety of factors may cause actual results to differ materially from these expectations, including general domestic and European economic and political conditions affecting packaging utilization; changes in our raw material and energy costs; credit ratings; competitive conditions and contract terms; currency translation and devaluation effects, including Venezuela; the success of our financial growth, profitability and manufacturing strategies and our cost reduction and productivity efforts; the effects of animal and food-related health issues; pandemics; environmental matters; regulatory actions and legal matters; and the successful integration of Diversey following the acquisition. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our quarterly reports on Form 10-Q and current reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

Non-U.S. GAAP Information

In this press release we present financial information in accordance with generally accepted accounting principals in the United States of America (“U.S. GAAP”), and we present financial measures that do not conform to U.S. GAAP, which we refer to as non-U.S. GAAP. As discussed below, we provide this supplemental information as our management believes it is useful to investors. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets, assessing financial performance, comparing our financial performance with our peers and as performance criteria for incentive compensation. Investors should use caution, however, when reviewing our non-U.S. GAAP presentations. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent the similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Further, non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others.

Our management will assess our financial results, such as gross profit, operating profit and diluted net earnings per common share (“EPS”) performance, both on a U.S. GAAP basis and on a non-U.S. GAAP basis. Examples of some other supplemental financial metrics our management will also use to assess our financial results include: EBITDA, Adjusted EBITDA and Adjusted EPS. These non-U.S. GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts.

The non-U.S. GAAP financial metrics mentioned above exclude items we consider unusual or special items and, in the case of Adjusted EPS, exclude the amortization of intangible assets, non-cash interest expense and non-cash taxes. We evaluate the unusual or special items on an individual basis. Our evaluation of whether to exclude an unusual or special item for purposes of determining our non-U.S. GAAP financial performance considers both the quantitative and qualitative aspects of the item, including, among other things (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. For purposes of determining non-U.S. GAAP financial performance, unusual or special items and their related tax effect are excluded. Further, the items excluded from these non-U.S. GAAP financial measures may also be excluded from the calculations of our performance measures set by the Organization and Compensation Committee of our Board of Directors for purposes of determining incentive compensation. Thus, our management believes that this information may be useful to investors.

Reconciliation of U.S. GAAP Pro Forma Combined Net Earnings to Non-U.S. GAAP Pro Forma Combined Adjusted Net Earnings

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
U.S. GAAP Pro Forma Combined Net Earnings	$126.1	$123.2
Pro forma combined company intangibles amortization expense (net of taxes of $15.4 million in 2011 and $20.7 million in 2010)	92.4	124.2
Pro forma combined company non-cash interest expense including accrued interest on the Settlement agreement (net of taxes of $0.9 million in 2011 and $1.2 million in 2010)	44.1	58.9
Pro forma combined company non-cash income taxes	(15.8)	10.1
Loss on debt redemption (net of taxes of $14.2 million)	—	24.3
Global manufacturing strategy and restructuring and other charges (net of taxes of $2.3 million)	—	5.1
European manufacturing facility closure charges (net of taxes of $2.1 million)	—	4.8
Gain on sale of available-for-sale securities, net of impairment (net of taxes of $2.2 million)	—	(3.7)
Diversey historical restructuring programs charges and other special items conformed to Sealed Air’s policy for inclusion in adjusted net earnings (net of taxes of $11.0 million in 2011 and $22.3 million in 2010)	13.8	23.8
Pro forma combined company foreign currency exchange losses (gains) related to Venezuelan subsidiaries (net of taxes of $0.5 million in 2010)	—	(1.1)

Non-U.S. GAAP Pro Forma Combined Adjusted Net Earnings	$260.6	$369.6

Reconciliation of U.S. GAAP Pro Forma Combined Diluted Net Earnings per Common Share to Non-U.S. GAAP Pro Forma Combined Adjusted Diluted Net Earnings per Common Share

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
U.S. GAAP Pro Forma Combined Diluted Net Earnings per Common Share	$0.60	$0.59
Per diluted share impact of the following items:
Pro forma combined company intangibles amortization expense	0.44	0.60
Pro forma combined company non-cash interest expense	0.21	0.28
Pro forma combined company non-cash income taxes	(0.07)	0.05
Loss on debt redemption	—	0.12
Global manufacturing strategy and restructuring and other charges	—	0.03
European manufacturing facility closure charges	—	0.02
Gain on sale of available-for-sale securities, net of impairment	—	(0.02)
Diversey historical restructuring programs charges and other special items conformed to Sealed Air’s policy for inclusion in adjusted net earnings	0.07	0.11
Pro forma combined company foreign currency exchange losses (gains) related to Venezuelan subsidiaries	—	(0.01)

Non-U.S. GAAP Pro Forma Combined Adjusted Diluted Net Earnings per Common Share	$1.25	$1.77

Pro Forma Diluted Weighted-average shares outstanding	209.2	208.4

Reconciliation of Pro Forma Combined Net Earnings to Pro Forma Combined EBITDA and Pro Forma Combined Adjusted EBITDA

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Pro Forma Combined Net Earnings	$126.1	$123.2
Pro forma combined interest expense	295.6	409.7
Pro forma combined income taxes	100.1	115.0
Pro forma combined depreciation and amortization (1)	245.7	339.0

Pro Forma Combined EBITDA	$767.5	$986.9
As a % of total net sales	12.7%	13.0%
Pro forma combined company share-based compensation expense (2)	$26.4	$42.9
Pro forma combined company foreign currency exchange losses (gains) related to Venezuelan subsidiaries	0.1	(1.6)
Sealed Air – European manufacturing facility closure charges	0.2	6.9
Sealed Air – Settlement agreement and related costs	0.8	0.6
Sealed Air – loss on debt redemption	—	38.5
Sealed Air – Global manufacturing strategy and restructuring and other charges	—	7.4
Sealed Air – gain on sale of available-for-sale securities, net of impairment	—	(5.9)
Diversey – historical restructuring programs charges and other one-time costs conformed to Sealed Air’s policy for inclusion in the pro forma combined adjusted EBITDA (3)	24.8	46.1

Pro Forma Combined Adjusted EBITDA	$819.8	$1,121.8

As a % of total net sales	13.5%	14.8%

(1)	Pro forma combined depreciation and amortization expense consists of:

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Sealed Air depreciation and amortization expense as reported	$109.6	$154.7

Diversey depreciation and amortization expense as reported	87.5	116.8
Pro forma adjustments:
Eliminate Diversey’s historical amortization expense on intangible assets (4)	(26.7)	(36.1)
Reclassification of Diversey customer equipment depreciation due to policy harmonization	(29.4)	(36.0)

Depreciation and amortization on Diversey’s property and equipment	31.4	44.7
Incremental depreciation expense on step-up of property and equipment	4.4	5.9

Pro forma Diversey depreciation and amortization on property and equipment	35.8	50.6
New amortization expense based on the preliminary fair value of intangible assets acquired	100.3	133.7

Pro forma Diversey total depreciation and amortization	136.1	184.3

Pro forma combined company depreciation and amortization expense	$245.7	$339.0

(2)	Includes share-based compensation as reported for both companies. Does not include the incremental compensation expense related to the SARs since these awards are settled in cash.
(3)	These amounts include certain historical adjustments previously included in Diversey’s calculation of Credit Agreement EBITDA (as defined in their public filings). Diversey’s Credit Agreement EBITDA was a financial measure that was used in the calculation of compliance with Diversey’s previous financial covenants under their previous senior secured credit facilities. Diversey’s senior secured credit facilities were terminated when we completed the acquisition, and accordingly Diversey’s Credit Agreement EBITDA is no longer applicable to the combined company. As a result of our review of the calculation of Diversey’s Credit Agreement EBITDA, we concluded that some of the adjustments included in that calculation are not applicable to our calculation of Adjusted EBITDA. Sealed Air’s Adjusted EBITDA calculation is an operational measure and is among the various indicators used by our management to measure the performance of our operations and aid in the comparison with other periods. This operational measure is among the criteria upon which incentive compensation may be based. This calculation is not used in the calculation of compliance with our existing Credit Facility financial covenants.
(4)	We do not anticipate this reclassification of Diversey’s customer equipment depreciation due to policy harmonization, to have a material impact to the combined company’s consolidated cash flows. Please refer to Note 3, “Accounting Policies” in the 8-K/A filing for further details.

Additional Information

Reconciliation of Pro Forma Combined Capital Expenditures

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Sealed Air capital expenditures as reported	$78.1	$87.6
Diversey capital expenditures as reported	79.9	94.7
Pro forma adjustments:
Eliminate Diversey’s historical capital expenditures related to certain equipment leased to its customers in conformity with Sealed Air’s policy	(32.8)	(37.3)
Eliminate Diversey’s historical capital expenditures in conformity with other Sealed Air policies	(5.7)	(7.6)

Pro forma combined capital expenditures	$119.5	$137.4

Preliminary Pro Forma (PF) 2010 Data for Comparison in Cash Earnings Evaluations Presented in June 2011

($ millions, except share count)	PF2010 – Provided December 2011 UPDATED	PF2010 – Provided June 2011
PF Adjusted EBITDA (excludes synergies)	$1,122	$1,185
PF Cash interest expense	$319	$300
PF Cash taxes	$105	$232
PF Capital expenditures	$137	$182
PF Diluted share count	208.4	209